Exhibit 99.1

China TransInfo Technology Corp. Announcing 2009 Annual Shareholder Meeting Results

Beijing, June 01, 2009 - China TransInfo Technology Corp., (Nasdaq: CTFO), ("China TransInfo" or the "Company"), a leading provider of public transportation information systems technology and comprehensive solutions in the People’s Republic of China ("PRC"), today announced the results of its 2009 Annual Shareholder Meeting (the "Annual Meeting") held on May 29, 2009 in Beijing, PRC.

At the Annual Meeting, shareholders re-elected each of the following nominees to the board of directors of the Company for a one-year term: Shudong Xia, Danxia Huang, Jay Trien, Zhongsu Chen, Dan Liu, Brandon Ho-Ping Lin and Dongyuan Yang.

Additionally, shareholders ratified the reappointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and approved the Company’s 2009 Equity Incentive Plan.

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd.,(the "Group Company") and the Group Company’s PRC operating subsidiaries, is primarily focused on providing transportation information services. The Company aims to become the largest transportation information product and comprehensive solutions provider, as well as the largest integrated transportation information platform and commuter traffic media platform builder and operator in China. China TransInfo is involved in developing multiple applications in transportation, digital city, land and resource filling system based on GIS technologies which is used to service the public sector. In addition, the Company is developing its transportation system to include ETC technology. As the co-formulator to several transportation technology national standards, the Company has software copyrights for to 75 software products and has won 5 of 10 model cases sponsored by PRC Ministry of Communications. The Company’s affiliation with Peking University provides the Company access to the University’s GeoGIS Research Laboratory, including 30 Ph.D. researchers. As a result, the Company is currently playing a key role in setting the standards for electronic transportation information solutions. For more information please visit the Company website at www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. Crocker Coulson, President
China TransInfo Technology Corp.	Email: crocker.coulson@ccgir.com
TelF+ 86 10 8267 1299 - 8033	Tel: +1-646-213-1915 (NY office)
Email: ir@ctfo.com	Graham Reed, Financial Writer
Email: graham.reed@ccgir.com
Tel: +1-646-213-1907
CCG Investor Relations
Website: www.ccgirasia.com